Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,875,434)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,652,285
Dividend Income	42,708
Interest Income	5,434
Total Income (Loss)	$(175,007)

Expenses
General Partner Management Fees	$8,325
Professional Fees	9,153
Brokerage Commissions	270
Directors' Fees and insurance	1,113
License fees	167
Total Expenses	19,028
Expense Waiver	(9,037)
Net Expenses	$9,991
Net Income (Loss)	$(184,998)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$15,386,413
Net Income (Loss)	(184,998)

Net Asset Value End of Month	$15,201,415
Net Asset Value Per Share (1,150,000 Shares)	$13.22

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596